FLORIDA DEPARTMENT OF STATE
Glenda E. Hood
Secretary of State

September 22, 2005

LEAGUE NOW HOLDINGS CORPORATION
4075 CARAMBOLA CIRCLE NORTH
COCONUT CREEK, FL 33066

The Articles of Incorporation for LEAGUE NOW HOLDINGS CORPORATION were filed on September 21, 2005, and assigned document number P05000130265. Please refer to this number whenever corresponding with this office.

Enclosed is the certification requested. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H05000224925.

A corporation annual report/uniform business report will be due this office between January 1 and May 1 of the year following the calendar year of the file/effective date year. A Federal Employer Identification (FEI) number will be required before this report can be filed. Please apply NOW with the Internal Revenue Service by calling 1-800-829-3676 and requesting form SS-4 or by going to their website at www.irs.ustreas.gov.

Please be aware if the corporate address changes, it is the responsibility of the corporation to notify this office.

Should you have questions regarding corporations, please contact this office at the address given below.

Valerie Ingram
Document Specialist New Filings Section
Division of Corporations	Letter Number: 705A00058061

Division of Corporations - P.O. BOX 6327 -Tallahassee, Florida 32314

State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Incorporation of LEAGUE NOW HOLDINGS CORPORATION, a Florida corporation, filed on September 21, 2005, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H05000224925. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below

The document number of this corporation is P05000130265.

Authentication Code: 705A00058061-092205-P05000130265-1/1

Given under my hand and the
Great Seal of the State of Florida,
at Tallahassee, the Capital, this the
Twenty-second day of September, 2005

Glenda E. Hood

Glenda E. Hood
Secretary of State

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ARTICLES OF INCORPORATION
In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

ARTICLE I     NAME
The name of the corporation shall be:

LEAGUE NOW HOLDINGS CORPORATION

ARTICLEII     PRINCIPAL OFFICE
The principal place of business/mailing address is:
4075 Carambola Circle North
Coconut Creek, FL33066

ARTICLE III    PURPOSE
The purpose for which the corporation is organized is:
Any lawful activity

ARTICLE IV     SHARES
The number of shares of stock is:

100,000,000 shares of common stock at $0.001 par value per share 10,000,000 shares of preferred stock at $0.001 par value per share

ARTICLE V     INITIAL OFFICERS AND/OR DIRECTORS
List name(s), address(es) and specific title(s):

ARTICLE VI     REGISTERED AGENT
The name and Florida street address (P.O. Box NOT acceptable) of the registered agent is:
James Pregiato
4075 Carambola Circle North
Coconut Creek, FL33066

ARTICLE VII     INCORPORATOR
The name and address of the Incorporator is:
Corporation Service Company
1201 Hays Street
Tallahassee, FL 32301

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Having been named as registered agent to accept service of process for the above stated corporation at the place designated in thisCertificate I am familiar with and accept the appointment as registered agent and agree to act in this capacity

James Pregiato

By: /s/ JamesPregiato	09/20/05
Signature/RegisteredAgent	Date

/s/ Laura R. Dunlap	09/21/05
Signature/Incorporator	Date

Laura R. Dunlap
as its agent
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